UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015, Les Meyer and Jim Ballard retired from their director positions with Midwest Holding Inc., a Nebraska corporation (“Midwest”) and its subsidiaries. We are grateful for their service.

On December 15, 2015, Midwest also announced that Mark A. Oliver, Midwest’s Chief Executive Officer and a member of the Board of Directors, was appointed as Chairman of the Board, succeeding Rick D. Meyer who retired effective October 1, 2015. Oliver, 57, has been with Midwest since 2009 and served as CEO for the past three years. He will continue to serve as CEO. Oliver's career spans more than 35 years in the life insurance industry. Mr. Oliver joined Midwest in 2009 as Treasurer, and was named CEO in 2010.

Two new members were also appointed to the Board of Directors of Midwest effective December 15, 2015, to serve the remaining terms of Rick Meyer and Les Meyer.

●

John T. Hompe, age 54, is the Managing Partner and co-founder of J.P. Charter Oak Advisors llc, a private investment firm focused on the financial services industry. Mr. Hompe has worked in the financial services sector for more than 30 years. He has held numerous board positions with insurance companies during his career. From 2003 through 2012, Mr. Hompe worked in investment, insurance, and asset management with KBW Asset Management from 2011 to 2012 (Managing Director), and Keefe Bruyette & Woods, Inc. from 2003 to 2011 (Co-Head of Insurance and Asset Management Investment Banking). Mr. Hompe serves as an observer on the board of directors of International Planning Group, Ltd., an international life insurance broker, and Preparis Inc., a provider of business continuity services. From 2010 to 2012, he was an independent director of Island Capital, a Bermuda investment company. He also was a director and a member of the executive committee of Island's predecessor company, EIC Corporation Ltd., a Bermuda-domiciled insurance holding company, and Exporters Insurance Company, a New York-based trade credit insurer from 2005 to 2010. He was an outside director of North American Insurance Leaders, Inc. (NASDAQ: NAIL), a special purpose acquisition corporation focused on the insurance distribution sector from 2007 to 2007. He also served as a director of FIHC, a Barbados-domiciled insurance holding company, and Facility Insurance Company, a Texas workers compensation company from 2001 to 2003.

●

Scott Morrison, age 42, Managing Partner with Oaks, Hartline & Daly law firm in Austin, Texas and has been with that firm for over the past five years. Mr. Morrison is Board Certified in Estate Planning and Probate. He practices estate administration and planning, probate and general business law. He has been named a "Texas Rising Star" by Law and Politics Media, Inc. and Texas Monthly magazine. From 2006 to present, Mr. Morrison has been Managing Partner at Oaks, Hartline & Daly, LLP.

In addition, effective December 15, 2015, three individuals were appointed to key officer positions of Midwest:

●

Joel Mathis, age 76, was appointed Senior Vice President, Investor Relations. Mr. Mathis has more than 40 years’ experience in investor relations and life insurance management. He has worked as a consultant for numerous public companies during his career. Mr. Mathis has served as a consultant to Midwest since 2012. From 1999 to 2007, Mr. Mathis served as an Investor Relations Consultant to Citizens, Inc. in Austin Texas.

●

Debra Havranek, CPA, age 59, was appointed Vice President, Financial Reporting. Ms. Havranek joined Midwest in 2014. She has an extensive background in accounting management and financial reporting. Previously she served as Manager, Financial Reporting of Midwest. Ms. Havranek has worked since July, 2014 for Midwest as Manager of Financial Reporting. From 2006 to 2014, Ms. Havranek worked as a manager for ConAgra Foods Inc., including five years as Manager, Finance – Corporate Controller’s Group and three years as Manager, Finance – International Activities.

●

Todd Boeve, age 47, was named Vice President, Chief Operating Officer and Corporate Secretary. Mr. Boeve began working for Midwest in 2010 and has served as Corporate Secretary of Midwest for the past two years.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated December 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
	Name:	Mark A. Oliver
Date: December 15, 2015	Title:	Chief Executive Officer